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Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

Braemar Hotels & Resorts Inc.
Dallas, Texas

        We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 12, 2018, relating to the consolidated financial statements, of Ashford Inc., incorporated by reference in the Annual Report of Braemar Hotels & Resorts Inc. (formerly Ashford Hospitality Prime, Inc.) on Form 10-K for the year ended December 31, 2017. We also consent to the incorporation by reference in the Registration Statement of our report dated March 8, 2016, with respect to the financial statements of Ashford Quantitative Alternatives Master Fund, L.P. (formerly AIM Real Estate Hedged Equity Master Fund, L.P.) for the year ended December 31, 2015, and our report dated March 8, 2016, with respect to the financial statements of Ashford Quantitative Alternatives (U.S.), L.P. (formerly AIM Real Estate Hedged Equity (U.S.) Fund, L.P.) for the year ended December 31, 2015, both reports of which are included as Exhibit 99.2 to the Annual Report of Braemar Hotels & Resorts Inc. (formerly Ashford Hospitality Prime, Inc.) on Form 10-K for the year ended December 31, 2017.

        We also consent to the reference to us under the caption "Experts" in the Registration Statement.

/s/ BDO USA, LLP

BDO USA, LLP
Dallas, Texas

April 25, 2018

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  Exhibit 23.4
Consent of Independent Registered Public Accounting Firm